Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

Smith & Wesson Holding Corp.

(413) 747-6284

lsharp@smith-wesson.com

Smith & Wesson Holding Corporation Reports

Third Quarter Fiscal 2015 Financial Results

SPRINGFIELD, Mass., March 3, 2015 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in firearm manufacturing and design, today announced financial results for the fiscal 2015 third quarter ended January 31, 2015.

Third Quarter Fiscal 2015 Financial Highlights

•	Total net sales for the third quarter were $130.6 million, a decrease of 10.5% from net sales of $145.9 million for the third quarter last year. Revenue exceeded the high end of the company’s stated guidance range as a result of order strength from distributors and key retailers in January 2015.

•	Firearm division net sales for the third quarter totaled $124.5 million, a decrease of 14.7% from the comparable quarter last year. The company believes that during the quarter a portion of the consumer demand for handguns and long guns was satisfied with excess industry channel inventory. Accordingly, net sales of the company’s handguns declined $6.8 million, or 6.8%, and net sales of the company’s long guns declined $13.5 million, or 39.8%, from the comparable quarter last year.

•	Accessories division net sales for the third quarter were $6.1 million, or 4.6% of total net sales. The company’s accessories division is comprised entirely of Battenfeld Technologies, Inc. (BTI), which was acquired on December 11, 2014. Therefore, accessories division net sales reflect only a partial quarter of revenue.

•	Gross profit margin for the third quarter was 33.6% compared with gross profit margin of 40.2% for the third quarter last year. The decline was a result of reduced firearm manufacturing volumes, unfavorable product mix changes, increased promotions, and decreased fixed-cost absorption, partially offset by favorable spending relative to sales volumes. Amortization of the inventory step-up related to the acquisition of BTI caused a 1.4 percentage point reduction in gross profit. Excluding that accounting-related effect, gross margin for the quarter would have been 35.0%.

•	Operating expenses for the third quarter were $28.1 million, or 21.5% of total net sales, compared with operating expenses of $27.5 million, or 18.9% of net sales, for the third quarter last year when the company did not have an accessories division. Third quarter operating expenses now include those ongoing operating expenses related to BTI operations as well as $2.9 million in amortization of acquired intangibles and other acquisition-related costs.

•	Operating income for the third quarter was $15.7 million, or 12.0% of total net sales, compared with $31.1 million, or 21.3% of net sales, for the third quarter last year. Excluding the $4.8 million in acquisition-related expenses noted above, total company operating income for the three months ended January 31, 2015 was $20.5 million, or 15.7% of total net sales.

•	Income from continuing operations for the third quarter was $8.2 million, or $0.15 per diluted share, compared with $20.1 million, or $0.35 per diluted share, for the third quarter last year. Non-GAAP income from continuing operations for the third quarter was $0.20 per diluted share, compared with $0.35 per diluted share for the third quarter last year. (See attached Table 1—“Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures”.)

•	Adjusted EBITDAS from continuing operations for the third quarter was $28.7 million, or 22.0% of net sales, compared with $37.5 million, or 25.7% of net sales, for the third quarter last year. (See attached Table 2—“Reconciliation of GAAP Income from Operations to Adjusted EBITDAS”.)

•	Cash flow from operations was $33.4 million, although cash decreased by $5.4 million for the third quarter driven primarily by the $36.2 million of cash used for the BTI acquisition.

James Debney, Smith & Wesson Holding Corporation President and Chief Executive Officer, stated, “Our third quarter results reflect the successful navigation of a normalizing firearm market following an earlier consumer surge in firearm purchases, combined with the ongoing focused execution of our long-term strategy. Sales in our firearm division exceeded our updated expectations, reflecting solid orders from distributors and key retailers at the start of our annual industry show season in January. At the SHOT Show®, we continued to expand our product offering, providing consumers with some exciting new choices in our M&P® line of firearms as well as new hunting firearms from Smith & Wesson®, Performance Center®, and Thompson/Center Arms™. Our products remain popular with consumers and our internal data indicates that we remained the market leader in the handgun and the modern sporting rifle categories.”

“In our newly created accessories division, the acquisition of BTI in December 2014 provides us an avenue to expand our presence in firearms accessories. With a prolific product development capability and sophisticated infrastructure, BTI has established a track record of solid growth and highly accretive gross margins. Moreover, BTI has amassed a broad portfolio of hunting and shooting accessory brands that are popular with consumers. At SHOT Show in January, BTI unveiled 38 new products. We are excited about the opportunities for additional growth and profitability that our newly established accessories division will provide us.”

Jeffrey D. Buchanan, Smith & Wesson Holding Corporation Executive Vice President and Chief Financial Officer, stated, “We were pleased that inventories in our firearm division declined by $14.1 million in the quarter. During the quarter, we used $100.0 million of our credit line combined with $36.2 million of cash on hand for the acquisition of BTI. At the end of the quarter, we had $75.0 million available to us associated with the unused portion of the accordion feature of our line of credit and $59.0 million in cash. Accordingly, our balance sheet remains strong as we enter our fiscal fourth quarter, which seasonally is our strongest quarter for cash generation.”

Financial Outlook

For the fourth quarter of fiscal 2015, the company expects net sales to be between $162 million and $166 million and earnings per diluted share from continuing operations to be between $0.24 and $0.26. On a non-GAAP basis, the company expects earnings per diluted share from continuing operations to be between $0.29 and $0.31. (See attached Table 3—“Reconciliation of Expected GAAP Earnings per Share from Continuing Operations to Expected Non-GAAP Earnings per Share from Continuing Operations”.)

For full fiscal 2015, the company is raising its guidance and now expects net sales to be between $532 million and $536 million and earnings per diluted share from continuing operations to be between $0.75 and $0.77. On a non-GAAP basis, the company expects earnings per diluted share from continuing operations to be between $0.87 and $0.89. (See attached Table 3—“Reconciliation of Expected GAAP Earnings per Share from Continuing Operations to Expected Non-GAAP Earnings per Share from Continuing Operations”.)

Conference Call and Webcast

The company will host a conference call and webcast today, March 3, 2015, to discuss its third quarter fiscal 2015 financial and operational results. Speakers on the conference call will include James Debney, President and Chief Executive Officer, and Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the call via telephone may call directly at (866) 825-3209 and reference conference code 40677276. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP income from continuing operations” and “Adjusted EBITDAS” as well as gross margin, operating expenses, operating income, and earnings per share from continuing operations excluding certain costs, expenses, and tax effects are presented. From time-to-time, the company considers and uses these supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. The company believes it is useful for itself and the reader to review, as applicable, both GAAP measures that include: (i) fair value inventory step-up and backlog expense, (ii) amortization of acquired intangible assets, (iii) acquisition-related costs, (iv) debt extinguishment costs, (v) the tax effect of non-GAAP adjustments, (vi) interest expense, (vii) income taxes, (viii) depreciation and amortization, (ix) stock-based compensation expense, and (x) DOJ and SEC costs, and the non-GAAP measures that exclude such information. The company presents these non-GAAP measures because it considers them an important supplemental measure of its performance. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP measures. The principal limitations of these measures are that they do not reflect the company’s actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality firearms, related products, and training to the global military, law enforcement, and consumer markets. The company’s firearm division brands include Smith & Wesson®, M&P®, and Thompson/Center Arms™. As an industry leading manufacturer of shooting, reloading, gunsmithing and gun cleaning supplies, the company’s accessories division produces innovative, top quality products under Battenfeld Technologies, Inc., including Caldwell® Shooting Supplies, Wheeler® Engineering, Tipton® Gun Cleaning Supplies, Frankford Arsenal® Reloading Tools, Lockdown® Vault Accessories, and Hooyman™ Premium Tree Saws. Smith & Wesson facilities are located in Massachusetts, Maine, Connecticut, and Missouri. For more information on Smith & Wesson, call (800) 331-0852 or log on to www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include our belief that a portion of the consumer demand for handguns and long guns was satisfied with excess industry channel inventory; our belief that the firearm market is normalizing; our belief regarding our ongoing focused execution of our long-term strategy; our belief that we are providing consumers with exciting new firearm choices; our belief that our products remain popular with consumers and that we remained the market leader in the handgun and the modern sporting rifle categories; our belief that BTI provides us an avenue to expand our presence in firearms accessories; our belief that BTI has prolific product development capability and sophisticated infrastructure; our excitement regarding the opportunities for growth and profitability from our new accessories division; our belief that our balance sheet remains strong; our experience that our fiscal fourth quarter is seasonally our strongest quarter for cash generation; our expectations for net sales, GAAP earnings per diluted share from continuing operations, and non-GAAP earnings per diluted share from continuing operations for the fourth quarter of fiscal 2015 as well as net sales, GAAP earnings per diluted share from continuing operations, and non-GAAP earnings per diluted share from continuing operations for fiscal 2015. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate acquired businesses in a successful manner; the success of our partnership with General Dynamics Ordnance and Tactical Systems; the general growth of our firearm accessories business; difficulties in the integration of BTI with our company; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2014.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	January 31, 2015	January 31, 2014	January 31, 2015	January 31, 2014
	(In thousands, except per share data)
Net sales	$130,550	$145,881	$370,865	$456,195
Cost of sales	86,726	87,230	243,083	266,834

Gross profit	43,824	58,651	127,782	189,361

Operating expenses:
Research and development	1,901	1,456	4,830	4,119
Selling and marketing	10,088	8,921	26,884	24,150
General and administrative	16,136	17,154	43,765	53,184

Total operating expenses	28,125	27,531	75,479	81,453

Operating income	15,699	31,120	52,303	107,908

Other (expense)/income:
Other (expense)/income, net	16	(6)	(1)	35
Interest income	240	33	284	143
Interest expense	(3,192)	(1,771)	(8,090)	(10,490)

Total other (expense)/income, net	(2,936)	(1,744)	(7,807)	(10,312)

Income from continuing operations before income taxes	12,763	29,376	44,496	97,596
Income tax expense	4,585	9,319	16,611	33,868

Income from continuing operations	8,178	20,057	27,885	63,728
Discontinued operations:
Loss from operations of discontinued security solutions division	(88)	(75)	(245)	(349)
Income tax benefit	(31)	(803)	(85)	(870)

(Loss)/income from discontinued operations	(57)	728	(160)	521

Net income	$8,121	$20,785	$27,725	$64,249

Net income per share:
Basic - continuing operations	$0.15	$0.36	$0.52	$1.07

Basic - total	$0.15	$0.37	$0.51	$1.07

Diluted - continuing operations	$0.15	$0.35	$0.50	$1.03

Diluted - total	$0.15	$0.36	$0.50	$1.04

Weighted average number of common shares outstanding:
Basic	53,724	55,583	54,033	59,815
Diluted	54,859	57,024	55,258	62,065

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of
	January 31, 2015	April 30, 2014
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$59,010	$68,860
Accounts receivable, net of allowance for doubtful accounts of $1,013 on January 31, 2015 and $844 on April 30, 2014	61,030	55,890
Inventories	97,021	86,742
Prepaid expenses and other current assets	8,164	5,958
Deferred income taxes	15,882	17,094
Income tax receivable	1,834	4,627

Total current assets	242,941	239,171

Property, plant, and equipment, net	135,478	120,440
Intangibles, net	76,050	3,425
Goodwill	76,067	—
Other assets	16,681	18,467

	$547,217	$381,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,866	$37,688
Accrued expenses	16,817	16,051
Accrued payroll	7,003	15,816
Accrued taxes other than income	4,872	5,359
Accrued profit sharing	3,750	11,060
Accrued product/municipal liability	799	1,056
Accrued warranty	5,093	5,513

Total current liabilities	59,200	92,543

Deferred income taxes	32,697	11,418

Notes payable	275,000	100,000

Other non-current liabilities	10,743	10,719

Total liabilities	377,640	214,680

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 69,324,412 shares issued and 53,761,790 shares outstanding on January 31, 2015 and 68,809,986 shares issued and 55,352,679 shares outstanding on April 30, 2014	69	69
Additional paid-in capital	216,294	211,225
Retained earnings	125,464	97,739
Accumulated other comprehensive income	73	73
Treasury stock, at cost (15,562,622 shares on January 31, 2015 and 13,457,307 shares on April 30, 2014)	(172,323)	(142,283)

Total stockholders’ equity	169,577	166,823

	$547,217	$381,503

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	January 31, 2015	January 31, 2014
	(In thousands)
Cash flows from operating activities:
Net income	$27,725	$64,249
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	21,196	16,066
(Gain)/loss on sale/disposition of assets	(54)	52
Provisions for losses on accounts receivable	213	80
Deferred income taxes	1,363	—
Stock-based compensation expense	4,249	6,651
Changes in operating assets and liabilities:
Accounts receivable	5,139	(6,654)
Inventories	5,430	(23,809)
Prepaid expenses and other current assets	(1,787)	(1,869)
Income tax receivable/(payable)	3,186	(5,576)
Accounts payable	(18,839)	14,157
Accrued payroll	(10,078)	(1,083)
Accrued taxes other than income	(496)	13
Accrued profit sharing	(7,310)	(1,899)
Accrued expenses	300	(5,204)
Accrued product/municipal liability	(257)	(196)
Accrued warranty	(420)	(483)
Other assets	(84)	(141)
Other non-current liabilities	471	(129)

Net cash provided by operating activities	29,947	54,225

Cash flows from investing activities:
Payments for the net assets of Tri Town Precision Plastics, Inc.	(23,805)	—
Payments to acquire Battenfeld Technologies, Inc., net of cash acquired	(136,152)	—
Refunds of/(payments for) deposits on machinery & equipment	1,398	(12,415)
Receipts from note receivable	60	57
Payments to acquire patents and software	(171)	(135)
Proceeds from sale of property and equipment	263	101
Payments to acquire property and equipment	(24,240)	(36,283)

Net cash used in investing activities	(182,647)	(48,675)

Cash flows from financing activities:
Proceeds from loans and notes payable	175,000	101,584
Cash paid for debt issue costs	(2,483)	(3,786)
Payments on capital lease obligation	(447)	(447)
Payments on notes payable	—	(44,824)
Payments to acquire treasury stock	(30,040)	(115,887)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	1,664	2,026
Payroll taxes paid as a result of restricted stock unit withholdings	(1,124)	(1,087)
Excess tax benefit of stock-based compensation	280	1,672

Net cash provided by/(used in) financing activities	142,850	(60,749)

Net decrease in cash and cash equivalents	(9,850)	(55,199)
Cash and cash equivalents, beginning of period	68,860	100,487

Cash and cash equivalents, end of period	$59,010	$45,288

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$8,139	$4,600
Income taxes	12,000	29,157

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

TABLE 1

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended January 31,				For the Nine Months Ended January 31,
	2015		2014		2015		2014
	$	% of Sales	$	% of Sales	$	% of Sales	$	% of Sales
GAAP gross profit	$43,824	33.6%	$58,651	40.2%	$127,782	34.5%	$189,361	41.5%
Fair value inventory step-up and backlog expense	1,865	1.4%	—	0.0%	1,983	0.5%	—	0.0%

Non-GAAP gross profit	$45,689	35.0%	$58,651	40.2%	$129,765	35.0%	$189,361	41.5%

GAAP operating expenses	$28,125	21.5%	$27,531	18.9%	$75,479	20.4%	$81,453	17.9%
Amortization of acquired intangible assets	(1,327)	-1.0%	—	0.0%	(1,424)	-0.4%	—	0.0%
Acquisition-related costs	(1,584)	-1.2%	—	0.0%	(2,042)	-0.6%	—	0.0%
Debt extinguishment costs	—	0.0%	—	0.0%	—	0.0%	(5,080)	-1.1%

Non-GAAP operating expenses	$25,214	19.3%	$27,531	18.9%	$72,013	19.4%	$76,373	16.7%

GAAP operating income from continuing operations	$15,699	12.0%	$31,120	21.3%	$52,303	14.1%	$107,908	23.7%
Fair value inventory step-up and backlog expense	1,865	1.4%	—	0.0%	1,983	0.5%	—	0.0%
Amortization of acquired intangible assets	1,327	1.0%	—	0.0%	1,424	0.4%	—	0.0%
Acquisition-related costs	1,584	1.2%	—	0.0%	2,042	0.6%	—	0.0%
Debt extinguishment costs	—	0.0%	—	0.0%	—	0.0%	5,080	1.1%

Non-GAAP operating income from continuing operations	$20,475	15.7%	$31,120	21.3%	$57,752	15.6%	$112,988	24.8%

GAAP income from continuing operations	$8,178	6.3%	$20,057	13.7%	$27,885	7.5%	$63,728	14.0%
Fair value inventory step-up and backlog expense	1,865	1.4%	—	0.0%	1,983	0.5%	—	0.0%
Amortization of acquired intangible assets	1,327	1.0%	—	0.0%	1,424	0.4%	—	0.0%
Acquisition-related costs	1,584	1.2%	—	0.0%	2,042	0.6%	—	0.0%
Debt extinguishment costs	—	0.0%	—	0.0%	—	0.0%	5,080	1.1%
Tax effect of non-GAAP adjustments	(1,767)	-1.4%	—	0.0%	(2,016)	-0.5%	(1,880)	-0.4%

Non-GAAP income from continuing operations	$11,187	8.6%	$20,057	13.7%	$31,318	8.4%	$66,928	14.7%

GAAP income from continuing operations per share - diluted	$0.15		$0.35		$0.50		$1.03
Fair value inventory step-up and backlog expense	0.03		—		0.04		—
Amortization of acquired intangible assets	0.02		—		0.03		—
Acquisition-related costs	0.03		—		0.04		—
Debt extinguishment costs	—		—		—		0.08
Tax effect of non-GAAP adjustments	(0.03)		—		(0.04)		(0.03)

Non-GAAP income from continuing operations per share - diluted	$0.20		$0.35		$0.57		$1.08

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

TABLE 2

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO ADJUSTED EBITDAS

(In thousands)

(Unaudited)

	For the Three Months Ended January 31, 2015			For the Three Months Ended January 31, 2014
	Firearm	Discontinued	Total	Continuing	Discontinued	Total
Income/(loss) from operations	$8,178	$(57)	$8,121	$20,057	$728	$20,785
Interest expense	3,192	—	3,192	1,771	—	1,771
Income tax expense/(benefit)	4,585	(31)	4,554	9,319	(803)	8,516
Depreciation and amortization	7,819	—	7,819	4,673	—	4,673
Stock-based compensation expense	1,448	—	1,448	1,877	—	1,877
Acquisition-related costs	1,584	—	1,584	—	—	—
Fair value inventory step-up and backlog expense	1,865	—	1,865	—	—	—
DOJ/SEC costs	13	—	13	(237)	—	(237)

Adjusted EBITDAS	$28,684	$(88)	$28,596	$37,460	$(75)	$37,385

	For the Nine Months Ended January 31, 2015			For the Nine Months Ended January 31, 2014
	Firearm	Discontinued	Total	Continuing	Discontinued	Total
Income/(loss) from operations	$27,885	$(160)	$27,725	$63,728	$521	$64,249
Interest expense	8,090	—	8,090	10,490	—	10,490
Income tax expense/(benefit)	16,611	(85)	16,526	33,868	(870)	32,998
Depreciation and amortization	20,139	—	20,139	14,363	—	14,363
Stock-based compensation expense	4,248	—	4,248	6,651	—	6,651
Acquisition-related costs	2,042	—	2,042	—	—	—
Fair value inventory step-up and backlog expense	1,983	—	1,983	—	—	—
DOJ/SEC costs	708	—	708	445	—	445

Adjusted EBITDAS	$81,706	$(245)	$81,461	$129,545	$(349)	$129,196

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

TABLE 3

RECONCILIATION OF EXPECTED GAAP EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO EXPECTED NON-GAAP EARNINGS PER SHARE FROM CONTINUING OPERATIONS

(Unaudited)

	Range for the Three Months Ended April 30, 2015		Range for the Year Ended April 30, 2015
GAAP income from continuing operations per share - diluted	$0.24	$0.26	$0.75	$0.77
Fair value inventory step-up and backlog expense	0.04	0.04	0.08	0.08
Amortization of acquired intangible assets	0.04	0.04	0.07	0.07
Acquisition-related costs	—	—	0.04	0.04
Tax effect of non-GAAP adjustments	(0.03)	(0.03)	(0.07)	(0.07)

Non-GAAP income from continuing operations per share - diluted	$0.29	$0.31	$0.87	$0.89